FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): April 29, 2015

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Dennis A. Long, the long-time President and Chief Executive Office of Pacific Financial Corporation (the Company), retired effective as of May 1, 2015. In anticipation of Mr. Long's retirement, on April 29, 2015, the Board of Directors (the Board) of the Company appointed Denise Portmann as President and Chief Executive Officer, also effective May 1, 2015. This appointment was part of a succession plan initiated last year in connection with the planned retirement of Mr. Long, which was previously announced on December 22, 2014.

In connection with her appointment as President and Chief Executive Officer, Ms. Portmann entered into an amended and restated employment agreement with Bank of the Pacific, the Company’s wholly-owned banking subsidiary (the Bank). Ms. Portmann also serves as President and Chief Executive Officer of the Bank.

Ms. Portmann’s employment agreement provides for a base salary to be determined from time to time by the Board, subject to annual review and adjustment. Ms. Portmann is also eligible to participate in the Bank's incentive compensation plan at levels to be determined by the Board, and in all standard benefits provided to the Bank's executives, including but not limited to health, disability, and life insurance.

Ms. Portmann's employment agreement further provides for a two-year term, and automatically renews for an additional year on each one-year anniversary, unless 90 days' prior notice of termination is given by either the Bank or Ms. Portmann in accordance with the terms of the agreement. In addition, if Ms. Portmann is terminated by the Bank without cause and in the absence of a change of control, she will receive salary from the date of termination through the end of the then-current term of her agreement, and all forfeiture provisions affecting restricted stock awards and all vesting requirements affecting any stock options will lapse or be deemed fully completed.

If Ms. Portmann is terminated by the Bank within 24 months after a change in control, other than by reason of death or disability or for cause, or if she terminates employment for "good reason" within a 24-month period, she will be entitled to receive a payment equal to 24 times her base compensation during the most recent calendar month ending prior to termination. Payments will be made in equal monthly installments beginning on the 15th day of the calendar month immediately following the termination date and ending on the 15th day of the third calendar month of the calendar year immediately following the termination date, provided that amounts payable are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

Key terms in Ms. Portmann's employment agreement are defined as follows:

•	A "change in control" means a change in "ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Bank within the meaning of Section 409A of the Code.

•	"Cause" includes dishonesty; fraud; commission of a felony or a crime involving moral turpitude; deliberate violation or reckless disregard of statutes, regulations, or orders pertaining to financial institutions; destruction or theft of property or assets of the Bank or its customers; refusal to perform or willful malfeasance or gross negligence in the performance of his or her duties; and other described forms of misconduct that materially harms the Bank or its customers.

•	"Good reason" will be present, if, within 24 months following a change in control, and without consent, Ms. Portmann's assignment with the Bank is changed in a way that results in (1) a material diminution in base compensation, (2) a material diminution in authority, duties, or responsibilities, (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom she reports, including a requirement that she report to a corporate officer or employee instead of reporting directly to the Bank's Board of Directors, (4) a material diminution in the budget over which she retains authority, (5) a material change in the geographic location at which she must perform services, or (6) any other material breach of her employment agreement by the Bank, provided that in order to qualify for a "good reason" termination, (A) she must provide notice of objection to a change in assignment within 90 days of a change, (B) the Bank must have failed to remedy the change within 30 days, and (C) she must voluntarily terminate employment within 30 days of the end of the Bank's cure period.

The employment agreement includes a prohibition on disclosure of confidential information concerning the Bank at any time, as well as an agreement not to compete with the Bank for up to two years in the counties in which the Bank is operating. The Bank is entitled to receive certain payments for each breach of these provisions and may also seek injunctive relief.

The foregoing description of Ms. Portmann's employment agreement is qualified in its entirety by reference to her actual employment agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2015 Annual Meeting of Shareholders of the Company was held on April 29, 2015 (the "Annual Meeting").

(b) (1) Five directors were elected at the Annual Meeting, four for a three-year term and one for a one-year term, by the votes indicated below.

Nominees	Shares Voted For	Shares Withheld	Broker Non-votes
Term Ending 2018

Denise Portmann	5,775,912	79,627	926,451
Edwin Ketel	5,791,839	63,700	926,451
Randy Rust	5,784,444	71,095	926,451

Term Ending 2017

Daniel J. Tupper	5,760,249	95,290	926,451

Term Ending 2016

Kristi Gundersen	5,791,064	64,475	926,451

In addition, the following proposal was approved at the Annual Meeting by the votes indicated:

(2) Ratification of the appointment of BDO USA, LLP as the Company's independent registered accountants for the year ended December 31, 2015.

Shares Voted For	Shares Voted Against	Abstentions
6,700,617	71,341	10,032

Item 8.01. Other Events.

In order to be eligible for inclusion in the proxy materials of the Company for the 2016 annual shareholders' meeting, any shareholder proposal to take action at such meeting must be received at the Company's administrative headquarters at 1101 S. Boone Street, Aberdeen, Washington, 98520 no later than November 27, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit	Description
10.1	Employment Agreement, dated as of May 1, 2015 between the Bank and Denise Portmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION

DATED: May 4, 2015	By:	/s/ Douglas N. Biddle
Douglas N. Biddle Chief Financial Officer

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